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                                   EXHIBIT 11

                          TRANSTECHNOLOGY CORPORATION

               STATEMENT OF THE COMPUTATION OF PER SHARE EARNINGS
                      IN ACCORDANCE WITH INSTRUCTION 4(g)


                                                            THREE MONTHS ENDED
                                                    -----------------------------------
                                                       7/02/95               6/26/94
                                                    ------------          -------------

    Primary earnings per share:

    Weighted average number of
     common shares outstanding                         5,082,365              5,185,791

    Dilutive effect of stock
     option plan                                          -     (a)               -    (a)
                                                    ------------          -------------
                                                       5,082,365              5,185,791
                                                    ============          =============


    Net income                                      $  1,561,000          $   1,072,000
                                                    ============          =============


    Primary earnings
     per share                                      $       0.31          $        0.21
                                                    ============          =============


 (a) The inclusion of stock options in the calculation of primary earnings per share was or not material as per APB 15.


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